                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                DECEMBER 13, 2002

                                LAMAR MEDIA CORP.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     0-20833                    72-1205791
(State or other jurisdiction     (Commission File              (IRS Employer
       of incorporation)             Number)                 Identification No.)

             5551 CORPORATE BOULEVARD, BATON ROUTE, LOUISIANA 70808
              (Address of principal executive offices and zip code)

                                 (225) 926-1000
              (Registrant's telephone number, including area code)

                                  CO-REGISTRANT

 Exact name of registrant as specified in      State or other jurisdiction of                  IRS Employer
               its charter                              incorporation                        Identification No.
               -----------                              -------------                        ------------------
        LAMAR ADVERTISING COMPANY                         DELAWARE                              72-1449411



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ITEM 5. OTHER EVENTS.

      Lamar Media Corp. has announced that it intends to offer $260 million in senior subordinated notes in a private placement, subject to market and other conditions. The net proceeds of the offering will be used, together with available cash, to redeem all of the outstanding $255 million principal amount of Lamar Media's 9 5/8% Senior Subordinated Notes due 2006.

      Filed herewith as Exhibit 99.1 is a copy of a press release that was issued today describing the anticipated offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

          99.1   Press release issued by the registrant on December 13, 2002.

ITEM 9. REGULATION FD DISCLOSURE.

     In connection with the offering referenced in Item 5 above, the Company is informing investors that it is in the process of replacing its existing bank credit facility. It is expected that the new bank credit facility will be comprised of a $300 million revolving bank credit facility and a $1 billion term facility and will be completed in the early part of 2003.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 13, 2002                       LAMAR ADVERTISING COMPANY


                                               By: /s/ Keith Istre
                                                   -----------------------------
                                                   Keith Istre
                                                   Chief Financial Officer

Date:  December 13, 2002                       LAMAR MEDIA CORP.


                                               By: /s/ Keith Istre
                                                   -----------------------------
                                                   Keith Istre
                                                   Chief Financial Officer


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